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                             TERMS AND CONDITIONS OF
                  ZBB ENERGY CORPORATION EMPLOYEE OPTION SCHEME

     The terms and conditions of ZBB ENERGY CORPORATION Employee Option scheme are as follows:

1.   DEFINITIONS

     (1) "APPLICATION FOR OPTIONS" means an application form substantially in the form of Schedule 1;

     (2) "ASTC OPERATING RULES" means the operating rules of ASX Settlement and Transfer Corporation Pty Limited ACN 008 504 532;

     (3) "BOARD" means the board of directors of the Company or, for the purposes of the Option Scheme, a committee of the Board appointed for that purpose;

     (4) "BUSINESS DAY" has the meaning given to that term in the Listing Rules of the Exchange;

     (5)  "COMPANY" means ZBB ENERGY CORPORATION ARBN 082 338 789;

     (6)  "CORPORATIONS ACT" means the Corporations Act 2001 of Australia;

     (7) "EMPLOYEE" means any person who is employed by the Company or a Related Body Corporate, or a director of the Company or a Related Body Corporate and whom the Board determines is eligible to participate in the Option Scheme;

     (8)  "EXCHANGE" means the Australian Stock Exchange Limited;

     (9)  "EXERCISE NOTICE", means a notice substantially in the form of
          Schedule 2;

     (10) "LISTING RULES" means the official listing rules of the Exchange;

     (11) "OPTION CERTIFICATE" means the certificate issued by the Company to the upon the issue of Options in accordance with this Option Scheme;

     (12) "OPTIONHOLDER" means a person registered in the Company's register of options as the holder of Options issued under this Option Scheme;

     (13) "OPTIONS" means the options over Shares contemplated in this Option Scheme;

     (14) "OPTION SCHEME" means the ZBB ENERGY CORPORATION Employee Option Scheme constituted by these terms and conditions;

     (15) "OUTSTANDING OPTIONS" means, in relation to an Optionholder, Options which remain unexercised from time to time;

     (16) "RELATED BODY CORPORATE" has the meaning ascribed to that term in the Corporations Act; and

     (17) "SHARES" means fully paid shares of common stock in the Company, each of which has a par value of US$0.01.

     (18) "WBCL" means the Wisconsin Business Corporations Law.

2.   INTERPRETATION

     In these terms and conditions, unless the context otherwise requires:

     (1) headings and underlinings are for convenience only and do not affect the interpretation of these terms and conditions;


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     (2)  the singular includes the plural and vice versa;

     (3) the word person includes a firm, a body corporate, an unincorporated association or an authority;

     (4) a reference to any statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

     (5) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

     (6) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

     (7) an agreement, representation or warranty on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally;

     (8) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

     (9) a reference to a currency is a reference to Australian currency unless otherwise indicated; and

     (10) a reference to time is a reference to Western Standard Time (WST) in Perth, Australia.

3.   NO EFFECT ON CONTRACT OF EMPLOYMENT

3.1 This Option Scheme shall not form any part of any contract of employment between the Company and the Employee unless expressly incorporated in the contract of employment by reference or otherwise.

3.2  Nothing in this Option Scheme:

     (1) confers on the Employee any right to continue as an Employee of the Company;

     (2) affects the rights which the Company may have to terminate the employment of the Employee; or

     (3) may be used to increase any compensation or damages in any action brought against the Company in relation to the termination of employment of the Employee.

4.   OPTION ENTITLEMENT

4.1 The Board may, from time to time, determine who is entitled to participate in the Option Scheme and may grant Options in accordance with these terms and conditions.

4.2 Upon offer of Options to an Employee the Company will send the Employee an Application for Options which must be signed by the Optionholder and returned to the Company within 5 Business Days. Upon the Company receiving the Application for Options in accordance with this clause the Company will grant the relevant number of Options to the Optionholder and issue the Optionholder with an Option Certificate.

4.3 Options issued pursuant to the Option Scheme shall be issued for nil consideration.

4.4 The Board may, in its absolute discretion, impose performance hurdles on the exercise of Options by an Optionholder. Performance hurdles must be specified in the offer of Options made under clause 4.2 and state that the


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     relevant Options cannot be exercised unless the performance hurdles are satisfied.

4.5 Options will only be issued under the Option Scheme to an Employee after the members of the Company have approved the proposed issue, if such approval is required by the WBCL, Corporations Act or the Listing Rules.

4.6 The Company must not make offers under the Scheme when the number of Shares to be received on exercise of the Options offered, when aggregated with:

     (1) the number of Shares which would be issued if each outstanding offer of Shares and options made under an employee or executive share or option scheme of the Company were accepted and in the case of options, the options exercised; and

     (2) the number of Shares that have been issued pursuant to an employee or executive share or option scheme of the Company (including as a result of the exercise of options issued under such any such scheme) during the previous 5 years, disregarding any offer made, or options acquired or Share issued by way of or as a result of an offer to a person outside Australia and offers that did not need disclosure to investors because of section 708 of the Corporations Act, would exceed 5% of the total number of Shares on issue from time to time.

5.   EXERCISE OF OPTIONS

     An Optionholder whose exercise of the Options would not be in breach of clause 7 may at any time prior to the expiry of the Options exercise Outstanding Options, in whole or in part, by lodging with the Company at its registered office:

     (1)  the Option Certificate;

     (2)  a duly completed and signed Exercise Notice; and

     (3)  the subscription monies for the relevant Shares.

6.   TERMS OF THE OPTIONS

     The Options will have the following terms:

     (1) Each Option entitles the registered holder to subscribe for and be allotted 1 fully paid ordinary share in the capital of the Company.

     (2)  The Options expire:

          (a) at 5.00pm (WST) on the fifth anniversary of the date on which the Options vest in accordance with clause 6(3); or

          (b) the date stipulated in subparagraph (i) or (ii) below, as the case may be, in the case of an Employee whose employment with or membership on the Board ceases:

               (i) (TERMINATION OF SERVICE) in the case of an Employee whose employment with or membership on the Board is terminated by reason of death, Disability (as defined Exhibit A hereto), or by the Company (or its shareholders in the case of a Director that is not also an employee of the Company) without Cause (as defined Exhibit A hereto), or voluntarily by the Employee at the request of the Board or voluntarily by the Employee after the Employee has attained age 65 or such earlier age as may be approved by the Board, each Option shall expire as provided in paragraph 6(2)(a).


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               (ii) (OTHER TERMINATION) in the case of an Employee whose
                    employment with or membership on the Board is terminated for any reason other than as set forth in subparagraph 6(2)(b)(i), each Option which has not vested in accordance with the provisions of clause 6(3) shall immediately be forfeited, and each Option which has vested in accordance with the provisions of clause 6(3) shall expire as provided in paragraph 6(2)(a).

               Any questions as to whether and when there has been a cessation of employment or service and the reason therefor shall be determined by the Board (or the other Directors in the case of a Director that is not also an employee of the Company) in its sole discretion, and any such determination shall be final and binding upon the parties.

     (3) Each Option granted hereunder shall not be considered earned, vested or exercisable as of the date of such grant. Unless otherwise vested earlier or terminated pursuant to the provisions of the Option Scheme, an Option shall be deemed vested only upon the terms and conditions contained in Exhibit A hereto.

     (4)  The Options are not transferable.

     (5) The exercise price for each Option shall be an amount determined by the Board in good faith in its sole discretion, provided that whilst the Company is on the official list of ASX in no event shall the exercise price be a price less than 10% higher than the weighted average market price for Shares on ASX over the last 20 days on which sales in the Shares were recorded on ASX immediately preceding the date of grant of the Option.

     (6) The Company will make an application to ASX for quotation of the Shares issued upon the exercise of an Option within 10 Business Days after issue of those Shares.

     (7) All shares issued upon exercise of the Options will rank pari passu in all respects with the Company's then existing ordinary shares.

     (8) There are no participating rights or entitlements inherent in the Options and holders will not be entitled to participate in new offers of capital offered to Shareholders during the currency of the Options. However, the Company will send a notice to each holder of options at least 9 Business Days before the relevant record date.

     (9) If from time to time or prior to the expiry of the Options the Company makes a pro rata offer of shares to the holders of Shares by way of a capitalisation of profits or reserves ("BONUS OFFER"), then upon exercise of their Options, an Optionholder will be entitled to have issued to them (in addition to the shares which would otherwise be issued to them upon such exercise) the number of shares of the class which would have been issued to them under that Bonus Offer ("BONUS SHARES") if on the record date for the Bonus Offer they had been registered as the holder of the number of shares of which they would have been registered as holder, if immediately prior to that date, they had duly exercised their Options and the shares the subject of such exercise had been duly allotted and issued to them. The Bonus Shares will be paid up by the Company out of profits or reserves (as the case may be) in the same manner as was applied in relation to the Bonus Offer.

     (10) In the event of any reorganisation of capital of the Company on or prior to the expiry of the Options, the rights of an Optionholder will be


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          changed to the extent necessary to comply with the applicable Listing
          Rules in force at the time of the reorganisation.

7.   COMPLIANCE WITH LAW AND ORDERS

     As the Company is a Wisconsin corporation, it is the intent of the Company that all Options granted under this Option Scheme shall be non-qualified stock options. An Optionholder must not exercise any of its Options to have Shares issued to it and no purported exercise shall have any effect, if in doing so it would be in breach of, or would cause the Company or its affiliates to be in breach of:

     (1) any provision of the Foreign Acquisitions and Takeovers Act 1975, as amended, modified or replaced from time to time;

     (2) any undertaking given by the Company to the Foreign Investment Review Board at the request of the Foreign Investment Review Board from time to time;

     (3)  the ASX Listing Rules or the ASTC Operating Rules; or

     (4)  any other applicable law including, but not limited to, the WBCL.

8.   REPLACEMENT OF CERTIFICATES

     If any Option Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the registered office of the Company on payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence, indemnity an security as the Company may reasonably require. Mutilated or defaced Option Certificates must be surrendered before replacements will be issued.

9.   AMENDMENT OF TERMS AND CONDITIONS

     The Option Scheme may be amended from time to time by resolution of the Board subject to the requirements from time to time of the WBCL, the Corporations Act and the Listing Rules including approval by the Company's shareholders of any such amendment to the Option Scheme. Any such amendment however shall not adversely affect the rights of Optionholders who are granted Options prior to such amendment without the consent of the Optionholder, unless such amendment is required by, or necessitated by amendments to, either the WBCL, the Corporations Act or the Listing Rules.

10.  NOTICES

     Any notice regarding the Options will be sent to the registered address of the Optionholder as recorded in the register of options maintained by the Company.

11.  GOVERNING LAWS

     This Option Scheme is governed by and shall be construed in accordance with the laws of Western Australia.

12.  DUTIES AND TAXES

12.1 The Company is not responsible for any duties or taxes which may become payable in connection with the issue and allotment of Shares pursuant to an exercise of the Options or any other dealing with the Options or Shares issued pursuant to exercise of the Options and the Company does not represent or warrant that any person will gain any taxation advantage by participating in the Option Scheme.


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12.2 Eligible employees should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of or relating to participation in the Option Scheme.


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                                   SCHEDULE 1

                             APPLICATION FOR OPTIONS

The Secretary

ZBB ENERGY CORPORATION

Mr.

Mrs.

Miss. ________________________________
         (PLEASE USE BLOCK LETTERS)

Full Address:

        ________________________________

        ________________________________

        ____________Postcode____________

Tax File Number: _______________________

hereby apply for:

________________________________________ (Number in Words)

________________________________________ (Number in Figures)

options in the ZBB ENERGY CORPORATION Employee Option Scheme.

I request you to grant those options and I agree to accept them subject to the terms of the ZBB ENERGY CORPORATION Employee Option Scheme and the terms set out in the letter of offer of options dated _____/_____/200__


Signature:
           ----------------------------------

Date:
      ---------------------------------------

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                                   SCHEDULE 2

                                 EXERCISE NOTICE

I, _____________________________________________ being the registered holder of the Options specified below, elect to exercise the Options as specified below in accordance with clause 5 of the Terms and Conditions of the Options.

Number of Options being exercised: ________________________________________

Name and address of the Shareholder to be entered into the Share register in respect of Shares issued:

________________________________

________________________________

____________Postcode____________

Name and address to which certificates evidencing the Shares should be sent:

________________________________

________________________________

____________Postcode____________

Enclosed with this notice is the certificate for the Options referred to above together with the relevant subscription monies being $________________

In exercising the Options in relation to the Shares, I agreed to be bound by the provisions of the Articles of Incorporation and the By-laws of ZBB ENERGY CORPORATION.


-------------------------------
Signed by the Optionholder

Date:
      ------------------------

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                                    EXHIBIT A

                             CONDITIONS FOR VESTING

1.   EMPLOYMENT AGREEMENT

     In accordance with any specific terms and conditions with respect to the vesting of the Options contained in any agreement regarding the employment of the Employee by the Company approved by the Board (EMPLOYMENT AGREEMENT).

2.   GRANT BY THE BOARD

     If the Employee is not a party to an Employment Agreement containing any such terms and conditions with respect to the vesting of the Options, then in accordance with the terms and conditions with respect to the vesting of the Options determined by the Board and delivered in writing to the Employee at the time of the grant of the Options.

3.   NO SPECIFIC TERMS

     If the Employee is not a party to an Employment Agreement containing any such terms and conditions with respect to the vesting of the Options, and the Board did not specify any such terms and conditions with respect to the vesting of the Options at the time of the grant of the Options, then the terms and conditions with respect to the vesting of the Options shall be as follows:

     (a) (DEATH OF EMPLOYEE) Upon the death of the Employee, all Options granted to such Employee which would vest in the financial year of such Employee's death shall immediately vest.

     (b) (DISABILITY OF EMPLOYEE) Upon the Disability of the Employee, all Options granted to such Employee which would vest in the financial year of such Employee's Disability shall immediately vest.

     (c) (TERMINATION OF EMPLOYEE WITHOUT CAUSE) Upon the termination of employment or service of the Employee without Cause, all Options granted to such Employee which would vest in the financial year of such Employee's termination of employment or service without Cause shall immediately vest.

     (d) (TERMINATION OF EMPLOYEE FOR CAUSE) Upon the termination of employment or service of the Employee with Cause, all unvested Options granted to such Employee shall be immediately forfeited.

     (e) (RESIGNATION OF THE EMPLOYEE) Upon the resignation of the Employee prior to attaining age sixty-five (65) or such earlier age as may be approved by the Board, all unvested Options granted to the Employee shall be immediately forfeited.

3.   DEFINITIONS

     In this Exhibit A:

     "DISABILITY" shall be defined as in the then current written employment agreement, if any, between the Employee and the Company approved by the Board of Directors of the Company, and if there is no such written employment agreement, the term "DISABILITY" shall be determined pursuant to the Company's disability insurance plan, and if there is no such insurance plan in effect, "DISABILITY" shall be defined as the inability of the Employee to perform his or her normal duties as a full-time employee of the Company or member of the Board for a period of 180 consecutive days by reason of physical or mental illness or incapacity, or for periods of physical or mental illness or incapacity aggregating 210 days in any consecutive 12 month period. A physical or mental disability shall be deemed to include the written direction by a physician


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     that the Employee shall, for medical reasons, terminate or substantially reduce his service to the Company or as a member of the Board. If there is any dispute as to whether the termination of the Employee's employment or membership on the Board was due to his physical or mental illness or incapacity, such question shall be submitted to a qualified and practicing medical practitioner for the purpose of making such determination. An examination of the Employee shall be made within 30 days after written notice by the Company or the Employee. The Employee shall submit to such examination and provide such information that such medical practitioner may request. The determination of such medical practitioner as to the question of the Employee's physical or mental condition shall be binding and conclusive on all parties concerned. A Disability shall be deemed to be continuing unless the Employee performs his regular duties for the Company or as a member of the Board for a continuous period of one month. For purposes hereof, the date of Disability shall be the earlier of either (i) the date the Company and the Employee agree that the Employee is disabled, or (ii) the expiration of the 180 or 210 day period, as applicable.

     The term "CAUSE" shall be defined as in the then current written employment agreement, if any, between the Employee and the Company approved by the Board of Directors of the Company. If there is no such written employment agreement between the Company and the Employee, then "CAUSE" shall be defined as the Employee's termination by the Company (or its shareholders in the case of a Director that is not also an employee of the Company) upon the commission of any of the following:

     (i) The continued failure of the Employee to substantially perform his or her duties for the Company or as a member of the Board (other than by reason of illness or Disability) after a demand for performance is delivered to the Employee that specifically identifies the manner in which the Company (or the other Directors in the case of a Director that is not also an employee of the Company) believes the Employee has failed to perform his or her duties, and the Employee fails to resume substantial performance of his or her duties within 14 days (30 days in the case of a Director that is not also an employee of the Company) of receiving such demand.

     (ii) Use of alcohol or drugs by the Employee in such a manner as to interfere with the performance of the Employee's duties for the Company or for the Board.

     (iii) Willful conduct by the Employee which is demonstrably and materially injurious to the Company, monetarily or otherwise.

     (iv) Conviction of the Employee of an indictable offence, felony or misdemeanor which, in the reasonable judgment of the Board (or the other Directors in the case of a Director that is not also an employee of the Company), is likely to have a material adverse effect upon the business or reputation of the Employee or the Company, or which substantially impairs the Employee's ability to perform his duties for the Company or for the Board.

     (v) Breach by the Employee of any agreement with the Company concerning non-competition, non-solicitation or the confidentiality of trade secrets or proprietary or other information.


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                             ZBB ENERGY CORPORATION
                                ARBN 082 338 789

                                 EMPLOYEE OPTION
                                     SCHEME